UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

CSW INDUSTRIALS, INC.
(Name of Registrant as Specified in Its Charter)

NEWTYN PARTNERS, LP NEWTYN TE PARTNERS, LP NEWTYN MANAGEMENT, LLC NEWTYN CAPITAL PARTNERS, LP LEDO CAPITAL, LLC NOAH LEVY SPRINGDALE CAPITAL, LLC YEVGENY NEGINSKY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Newtyn Management LLC, together with the other participants named herein (collectively, “Newtyn”), has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of Newtyn’s one highly-qualified director nominee to the Board of Directors of CSW Industrials, Inc., a Delaware corporation  (the “Company”), at the Company’s upcoming 2016 annual meeting of stockholders or any other meeting of stockholders in lieu thereof, and any adjournments, postponements, rescheduling, or continuations thereof.

On July 13, 2016, Newtyn issued the following press release:

NEWTYN MANAGEMENT FILES PRELIMINARY PROXY MATERIALS FOR THE ELECTION OF A HIGHLY QUALIFIED DIRECTOR CANDIDATE AT CSW INDUSTRIALS’ UPCOMING 2016 ANNUAL MEETING

Urges Stockholders to STOP, LOOK, and LISTEN Before Taking Any Action in Response to the Company’s Proxy Materials

Reminds Stockholders That This Is a Contested Election and They Should Wait Until They Receive Newtyn’s Proxy Materials and WHITE Proxy Card Before Voting

NEW YORK, NY, July 13, 2016 – Newtyn Management LLC, who, together with its affiliates and the other participants in its solicitation (collectively, “Newtyn”), beneficially owns approximately 8.9% of the outstanding shares of common stock of CSW Industrials, Inc. (NASDAQ: CSWI) (“CSWI” or the “Company”), announced today that it has filed preliminary proxy materials seeking the election of a highly-qualified director nominee, Yevgeny Neginsky, to the CSWI Board of Directors (the “Board”) at the upcoming 2016 Annual Meeting of Stockholders (the “Annual Meeting”).  Newtyn urges stockholders of the Company to STOP, LOOK and LISTEN before taking any action in response to the Company’s solicitation of proxies for the Annual Meeting and to wait until they receive Newtyn’s proxy materials and WHITE proxy card before voting.

Newtyn issued the following statement to CSWI stockholders:

“You may have already received a proxy statement and proxy card from CSWI.  We strongly urge you not to return the Company’s proxy card or voting instruction form and not to allow CSWI to take your vote over the telephone. We encourage you to wait until you receive Newtyn’s proxy statement and WHITE proxy card before voting.  If you have already voted the Company’s proxy card or voting instruction form or had your vote taken over the telephone, a later-dated WHITE proxy card will revoke your previously cast vote.

Newtyn is seeking to add our highly qualified director nominee – Yevgeny Neginsky – to the Company’s Board because we believe that the Company’s value potential is not being realized under the direction of the current Board and management team and that stockholder representation is required in order to ensure the best interests of stockholders are more appropriately represented in the CSWI boardroom.

We firmly believe that CSWI is in urgent need of a stockholder-focused representative who is committed to enhancing long-term stockholder value. You will be able to vote FOR Newtyn’s nominee only on our WHITE proxy card. So we urge you to WAIT for and read Newtyn’s proxy solicitation materials before you vote or return a proxy.

In addition to having relevant business and financial experience, Mr. Neginsky is a significant stockholder of CSWI.  We believe Mr. Neginsky, if elected, will bring a fresh perspective into the boardroom and will be invaluable in assessing and executing on initiatives to unlock value at the Company. Further, we believe CSWI’s depressed valuation under the oversight of the Board coupled with the Board’s questionable approach to capital allocation warrants the addition of a director whose interests is closely aligned with those of all stockholders, and who will work constructively with the other members of the Board to protect the best interests of CSWI stockholders.”

Newtyn’s Highly Qualified Director Nominee:

Yevgeny Neginsky has served as the portfolio manager and Managing Member of Springdale Capital, LLC (“Springdale”) since 2009. Prior to founding Springdale, Yevgeny was an investment analyst at Tyndall Management, LLC. Previously, Mr. Neginsky worked at Horsley Bridge Partners where he was part of the investment team overseeing investments in venture capital and private equity funds. Mr. Neginsky received his MBA from The Tuck School of Business at Dartmouth and a Bachelor of Arts, Summa Cum Laude, from Dartmouth College.

We urge stockholders not to return the Company’s proxy card or voting instruction form and not to allow CSWI to take their vote over the telephone. If any stockholders have already voted the Company’s proxy card or voting instruction form or had their vote recorded over the telephone, returning a later dated WHITE proxy card or WHITE voting instruction form will revoke your previously cast vote.

Who Should Stockholders Contact for More Information?

Newtyn’s proxy solicitor is Okapi Partners.  If you have any questions or need further assistance, please contact Okapi Partners at the phone numbers or email listed below:

OKAPI PARTNERS LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
(212) 297-0720
Stockholders Call Toll-Free at: (877) 259-6290

Please wait until you receive Newtyn’s proxy materials and WHITE proxy card before you cast your vote in connection with the 2016 Annual Meeting.

IMPORTANT

If your shares are held in street name only, your bank or broker can vote your shares only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct them NOT to vote at this time.

If you have any questions or need further assistance, please contact Okapi Partners at 1-877-259-6290.

About Newtyn Management LLC

Newtyn Management LLC is an investment adviser based in New York. Newtyn employs a long-term value-oriented strategy to seek favorable risk-adjusted returns for its investors.

CONTACT:

Nazim Ally
Newtyn Management, LLC
(212) 446-2465

Bruce Goldfarb / Patrick McHugh
Okapi Partners LLC
(212) 297-0720

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Newtyn Management, LLC together with the other participants named herein (collectively, “Newtyn”), has filed a preliminary proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its nominee at the 2016 Annual Meeting of Stockholders of CSW Industrials, Inc., a Delaware corporation (the “Company”).

The participants in the proxy solicitation are: Newtyn Partners, LP (“NP”), Newtyn TE Partners, LP (“NTE”), Newtyn Management, LLC (“NM”), Newtyn Capital Partners, LP (“NCP”), Ledo Capital, LLC (“Ledo”), Noah Levy, Springdale and Yevgeny Neginsky.

NEWTYN STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION.  SUCH DEFINITIVE PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, STOCKHOLDERS MAY ALSO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WHEN FILED, WITHOUT CHARGE, BY CONTACTING NEWTYN’S PROXY SOLICITOR, OKAPI PARTNERS LLC, AT ITS TOLL-FREE NUMBER: (877) 259-6290.

As of the date hereof, NP beneficially owned 873,800 shares of common stock, par value $0.01 per share (the “Common Stock”). As of the date hereof, NTE beneficially owned 411,200 shares of Common Stock. NM, as the investment manager to each of NP and NTE, may be deemed the beneficial owner of the 1,285,000 shares of Common Stock beneficially owned by each of NP and NTE. NCP as the general partner to each of NP and NTE, may be deemed the beneficial owner of the 1,285,000 shares of Common Stock beneficially owned by each of NP and NTE. Ledo, as the general partner to NCP, may be deemed the beneficial owner of the 1,285,000 shares of Common Stock beneficially owned by each of NP and NTE. Mr. Levy, as managing member to NM, may be deemed the beneficial owner of the 1,285,000 shares of Common Stock beneficially owned by each of NP and NTE. As of the date hereof, Mr. Levy also beneficially owned 609 shares of Common Stock. As of the date hereof, Springdale may be deemed the beneficial owner of the 109,256 shares of Common Stock held in the accounts that are managed by Springdale (the “Accounts”). As the managing member to Springdale, Mr. Neginsky may be deemed to beneficially own the 109,256 shares of Common Stock held in the Accounts. As of the date hereof, Mr. Neginsky also beneficially owned 2,415 shares of Common Stock.